Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com	Media Contact Corporate Communications axalta-media-relations@axalta.com

Immediate Release
Axalta Releases First Quarter 2025 Results
PHILADELPHIA, PA, May 7, 2025 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2025.
First Quarter 2025 Highlights:
▪First quarter net sales of $1.26 billion
▪Net income increased 154% year over year to $99 million; net income margin of 7.8%
▪Record first quarter Adjusted EBITDA of $270 million, an increase of 4% year over year
▪Adjusted EBITDA margin improved 140 basis points year over year to 21.4%
▪Diluted EPS increased 150% to $0.45 and Adjusted Diluted EPS increased 16% to $0.59, first quarter records
▪Won two Edison Awards™ and a BIG Innovation Award for technology advancements in automotive materials and electrical systems

First Quarter 2025 Consolidated Financial Results
Net sales decreased 3% year over year to $1.26 billion in the first quarter of 2025, inclusive of a 3% headwind from foreign currency translation. Contributions from the CoverFlexx acquisition and favorable price-mix were offset by volume declines primarily in Performance Coatings.

Net income increased by 154% year over year to $99 million resulting in a net income margin of 7.8%. The increase was largely due to the $55 million of expenses recorded in the prior year period related to our 2024 Transformation Initiative. Adjusted net income improved by $16 million year over year to $129 million driven by lower operating and variable costs. Adjusted EBITDA increased by 4% to $270 million compared to $259 million in the prior year period. Adjusted EBITDA margin expanded by 140 basis points to 21.4%. Diluted earnings per share increased by 150% to $0.45 compared to $0.18 in the prior year period. Adjusted diluted earnings per share improved by 16% to $0.59.

In the first quarter of 2025, cash provided by operating activities was $26 million compared to $34 million in the same period last year. The year-over-year decrease in cash provided by operating activities was driven primarily by increases in working capital partially offset by higher earnings. Free cash flow was a use of $14 million in the first quarter of 2025 compared to $15 million in the prior year period, primarily driven by lower cash provided by operating activities and an increase in planned capital expenditures.
Discussion of Segment Results
Performance Coatings first quarter 2025 net sales were $822 million, down 3% compared to the prior year period primarily driven by volume declines and the impact of foreign currency headwinds, partially offset by contributions from CoverFlexx. Refinish net sales declined 2% year over year to $511 million, inclusive of a 3% currency headwind. Organic net sales for Refinish were down 1% year over year and CoverFlexx contributed 270 basis points of growth. Industrial net sales decreased by 6% year over year to $311 million as positive price-mix was more than offset by lower volumes and foreign currency translation headwinds.

The Performance Coatings segment generated Adjusted EBITDA of $197 million compared to $196 million in the prior year period, with Adjusted EBITDA margins of 24.1% and 23.1%, respectively. Lower operating expenses and lower variable costs drove the increases in segment Adjusted EBITDA and Adjusted EBITDA margin.

Mobility Coatings first quarter 2025 net sales were $440 million, a decrease of 1% from the prior year period. Light Vehicle net sales declined 1% year over year to $340 million, as 2% organic growth was more than offset by a 3% foreign currency translation headwind. Commercial Vehicle net sales decreased by 3% year over year to $100 million due to lower volumes from Class 8 builds in North America and Latin America. Mobility Coatings price-mix was positive, contributing a 2% benefit year over year.

The Mobility Coatings segment generated Adjusted EBITDA of $73 million in the first quarter compared to $63 million in the prior year period, with margins of 16.5% and 14.2%, respectively. The increases in segment Adjusted EBITDA and segment Adjusted EBITDA margin were driven by positive price-mix, lower variable costs, and lower operating costs.

“We achieved a record first quarter Adjusted EBITDA, expanded Adjusted Diluted EPS by 16% and continued accelerating our performance in challenging global economic conditions,” said Chris Villavarayan, CEO and President of Axalta. “Our One Axalta culture is driving sustained operating improvement and is positioning the company to achieve long term success in an uncertain environment. We remain focused on delivering on our A Plan, driving operating excellence and providing exceptional solutions and service for our customers.”

Second Quarter and Full Year 2025 Outlook

(in millions, except %’s and per share data)	Projection

Item	Q2 2025	FY 2025

Net Sales (YoY % growth for Q2 2025)	(LSD)	$5,300 -$5,375
Adjusted EBITDA	$280 - $290	$1,150 - $1,175
Adjusted Diluted EPS	$0.60 - $0.63	$2.50 - $2.60
Free Cash Flow		$475 - $500
Depreciation and Amortization		~$285
Tax Rate, As Adjusted		~25%
Diluted Shares Outstanding		~219
Interest Expense		~$180
Capex		$175 - $190
LSD = low single digit percentage
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
Axalta will hold a conference call to discuss its first quarter 2025 financial results on Wednesday, May 7, 2025, at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through May 7, 2026. The dial-in phone number for the conference call is 1-800-245-3047 and the conference ID is AXALTA. For those unable to participate, a replay will be available through May 14, 2025. The replay dial-in number is +1-844-512-2921. The replay passcode is 11158545.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, statements regarding our previously announced three-year 2024-2026 strategy (the “2026 A Plan”), and our outlook and/or guidance, which includes net sales, net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization, tax rate, as adjusted, diluted shares outstanding, interest expense and capital expenditures. Axalta has identified some of these forward-looking statements with words such as “outlook,” “long term,” and “projection,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, including the tariffs imposed by the U.S. and any retaliatory actions from other countries, and technological factors outside of Axalta’s control, as well as risks related to the execution of, and assumptions underlying, the 2024 Transformation Initiative and the 2026 A Plan, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the U.S.

Securities and Exchange Commission ("SEC"). Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, tax rate, as adjusted, and Adjusted EBIT. Management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, tax rate, as adjusted, and Adjusted EBIT in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS, adjusted net income and Adjusted EBIT consist of EBITDA, Diluted EPS, net income attributable to common shareholders and EBIT, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free Cash Flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, tax rate, as adjusted, and Adjusted EBIT should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Non-GAAP Reporting Changes
Beginning with the results for the fourth quarter and full year 2024, we have made changes to our presentation of the non-GAAP financial measures of adjusted net income (which is also leveraged in the calculation of Adjusted Diluted EPS) and Adjusted EBIT. More detail on these changes can be found in the Current Report on Form 8-K we furnished to the SEC on January 21, 2025, which is available on the investor relations portion of our website at https://ir.axalta.com. Nothing on our website shall be deemed to be incorporated by reference into this release.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results and that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
Organic Net Sales
Organic net sales are calculated by excluding (i) the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount and (ii) net sales of CoverFlexx.
Defined Terms
All capitalized terms contained within this release that are not otherwise defined herein have been previously defined in our filings with the SEC.

Rounding
Certain amounts may not foot or crossfoot due to rounding. Additionally, certain percentages may not recalculate due to rounding.

About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended March 31,
	2025	2024
Net sales	$1,262	$1,294
Cost of goods sold	829	865
Selling, general and administrative expenses	202	207
Other operating charges	14	61
Research and development expenses	17	18
Amortization of acquired intangibles	24	22
Income from operations	176	121
Interest expense, net	44	54
Other expense, net	3	8
Income before income taxes	129	59
Provision for income taxes	30	20
Net income	99	39
Less: Net loss attributable to noncontrolling interests	—	(2)
Net income attributable to common shareholders	$99	$41
Basic net income per share	$0.45	$0.18
Diluted net income per share	$0.45	$0.18
Basic weighted average shares outstanding	218.3	220.3
Diluted weighted average shares outstanding	219.4	221.3

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$575	$593
Restricted cash	3	3
Accounts and notes receivable, net	1,282	1,248
Inventories	787	734
Prepaid expenses and other current assets	174	145
Total current assets	2,821	2,723
Property, plant and equipment, net	1,199	1,181
Goodwill	1,677	1,640
Identifiable intangibles, net	1,146	1,149
Other assets	568	556
Total assets	$7,411	$7,249
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$732	$659
Current portion of borrowings	20	20
Other accrued liabilities	578	675
Total current liabilities	1,330	1,354
Long-term borrowings	3,398	3,401
Accrued pensions	223	220
Deferred income taxes	153	151
Other liabilities	185	167
Total liabilities	5,289	5,293
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 255.0 and 254.5 shares issued at March 31, 2025 and December 31, 2024, respectively	255	255
Capital in excess of par	1,602	1,599
Retained earnings	1,776	1,677
Treasury shares, at cost, 36.4 shares at March 31, 2025 and December 31, 2024	(1,037)	(1,037)
Accumulated other comprehensive loss	(520)	(582)
Total Axalta shareholders’ equity	2,076	1,912
Noncontrolling interests	46	44
Total shareholders’ equity	2,122	1,956
Total liabilities and shareholders’ equity	$7,411	$7,249

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended March 31,
	2025	2024
Operating activities:
Net income	$99	$39
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	70	68
Amortization of deferred financing costs and original issue discount	2	2
Debt extinguishment and refinancing-related costs	—	3
Deferred income taxes	8	6
Realized and unrealized foreign exchange losses, net	8	9
Stock-based compensation	5	6
Interest income on swaps designated as net investment hedges	(3)	(3)
Other non-cash, net	(1)	2
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(18)	4
Inventories	(37)	(20)
Prepaid expenses and other assets	(59)	(40)
Accounts payable	66	11
Other accrued liabilities	(106)	(75)
Other liabilities	(8)	22
Cash provided by operating activities	26	34
Investing activities:
Acquisition, net of cash acquired	(6)	—
Purchase of property, plant and equipment	(43)	(22)
Interest proceeds on swaps designated as net investment hedges	3	3
Other investing activities, net	2	—
Cash used for investing activities	(44)	(19)
Financing activities:
Proceeds from long-term borrowings	—	107
Payments on short-term borrowings	—	(5)
Payments on long-term borrowings	(5)	(183)
Financing-related costs	—	(2)
Net cash flows associated with stock-based awards	(2)	1
Other financing activities, net	(1)	—
Cash used for financing activities	(8)	(82)
Decrease in cash	(26)	(67)
Effect of exchange rate changes on cash	8	(9)
Cash at beginning of period	596	703
Cash at end of period	$578	$627

Cash at end of period reconciliation:
Cash and cash equivalents	$575	$624
Restricted cash	3	3
Cash at end of period	$578	$627

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Twelve Months Ended March 31, 2025	Three Months Ended March 31,		Year Ended December 31, 2024
		2025	2024
Net income	$451	$99	$39	$391
Interest expense, net	195	44	54	205
Provision for income taxes	115	30	20	105
Depreciation and amortization	282	70	68	280
EBITDA	1,043	243	181	981
Debt extinguishment and refinancing-related costs (a)	2	—	3	5
Termination benefits and other employee-related costs (b)	23	11	55	67
Acquisition and divestiture-related costs (c)	11	2	2	11
Site closure costs (d)	3	3	1	1
Foreign exchange remeasurement losses (e)	9	3	5	11
Long-term employee benefit plan adjustments (f)	9	3	3	9
Stock-based compensation (g)	27	5	6	28
Environmental charge (h)	—	—	4	4
Other adjustments (i)	—	—	(1)	(1)
Adjusted EBITDA	$1,127	$270	$259	$1,116
Net sales	$5,244	$1,262	$1,294	$5,276
Net income margin	8.6%	7.8%	3.0%	7.4%
Adjusted EBITDA margin	21.5%	21.4%	20.0%	21.2%

Segment Adjusted EBITDA:
Performance Coatings	$839	$197	$196	$838
Mobility Coatings	288	73	63	278
Total	$1,127	$270	$259	$1,116

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(f)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(g)	Represents non-cash impacts associated with stock-based compensation.

(h)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(i)	Represents costs for certain non-operational or non-cash gains, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended March 31,
	2025	2024
Net income	$99	$39
Less: Net loss attributable to noncontrolling interests	—	(2)
Net income attributable to common shareholders	99	41
Debt extinguishment and refinancing-related costs (a)	—	3
Termination benefits and other employee-related costs (b)	11	55
Acquisition and divestiture-related costs (c)	2	2
Accelerated depreciation and site closure costs (d)	4	1
Environmental charge (e)	—	4
Other adjustments (f)	(1)	—
Amortization of acquired intangibles (g)	24	22
Total adjustments	40	87
Income tax provision impacts (h)	10	15
Adjusted net income	$129	$113
Adjusted diluted net income per share	$0.59	$0.51
Diluted weighted average shares outstanding	219.4	221.3

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(f)	Represents costs for certain non-operational or non-cash gains, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(g)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.

(h)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were benefits of $1 million and expenses of $3 million for the three months ended March 31, 2025 and 2024, respectively.

The following table reconciles cash provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,
	2025	2024
Cash provided by operating activities	$26	$34
Purchase of property, plant and equipment	(43)	(22)
Interest proceeds on swaps designated as net investment hedges	3	3
Free cash flow	$(14)	$15

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended March 31,
	2025	2024
Income from operations	$176	$121
Other expense, net	3	8
Total	173	113
Debt extinguishment and refinancing-related costs (a)	—	3
Termination benefits and other employee-related costs (b)	11	55
Acquisition and divestiture-related costs (c)	2	2
Accelerated depreciation and site closure costs (d)	4	1
Environmental charge (e)	—	4
Other adjustments (f)	(1)	—
Amortization of acquired intangibles (g)	24	22
Adjusted EBIT	$213	$200

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(f)	Represents costs for certain non-operational or non-cash gains, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(g)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.